UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2017

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2017, the parties to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 20, 2016, by and among Symantec Corporation (the “Company”), L1116 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and LifeLock, Inc., a Delaware corporation (“LifeLock”), amended the Merger Agreement to provide the Company the right to extend the date of the closing (the “Closing”) of the transaction to facilitate its debt financing.

The amendment to the Merger Agreement (the “Amendment”) provides the Company the right, in certain circumstances, to extend the date of the Closing to the later of (x) February 9, 2017 and (y) the second business day after the satisfaction or waiver of the closing conditions set forth in Section 7.1 and Section 7.3 of the Merger Agreement. Specifically, if on or after January 31, 2017 and prior to February 9, 2017, the conditions set forth in Section 7.1 and Section 7.2 are satisfied, including that LifeLock has delivered the officer’s certificate regarding its satisfaction of certain of its closing conditions in the form attached to the Amendment, and has fulfilled its obligation to provide certain financial information that LifeLock is required to provide the Company in connection with its debt financing efforts pursuant to the terms of the Merger Agreement, and the Company has not completed its debt financing, then the Company may elect to extend the Closing to the later of (x) February 9, 2017 and (y) the second business day after the satisfaction or waiver of the closing conditions set forth in Section 7.1 and Section 7.3 of the Merger Agreement. In such event, the closing conditions set forth in Section 7.2 of the Merger Agreement shall be deemed to have been satisfied for all purposes and any extension of the Closing pursuant to Section 2.3(y) of the Merger Agreement will no longer apply, subject to LifeLock not intentionally breaching certain conduct covenants in the Merger Agreement after the date of delivery of the officer’s certificate.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was filed as Exhibit 2.01 to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 21, 2016, remains in full force and effect as originally executed on November 20, 2016. The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, attached hereto as Exhibit 2.01 to this Current Report on Form 8-K, which is incorporated herein by this reference.

In connection with the execution of the Amendment, on January 16, 2017, the Company entered into a consent and amendment (the “Consent”) to the previously-disclosed commitment and engagement letter, dated November 20, 2016 (the “Commitment Letter”), relating to a senior bridge loan facility (the “Bridge Loan Facility”) in an aggregate amount of $750 million, pursuant to which the commitment parties thereto, among other things, consented to the Amendment. The Commitment Letter, as amended by the Consent, remain in full force and effect and the Bridge Loan Facility, as described therein, remains available to the Company subject to satisfaction of customary conditions as modified by the Consent.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

2.01	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017, by and among Symantec Corporation, L1116 Merger Sub, Inc. and LifeLock, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by LifeLock with the SEC on January 17, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Date: January 17, 2017	By:	/s/ Scott C. Taylor
Scott C. Taylor Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

2.01	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 16, 2017, by and among Symantec Corporation, L1116 Merger Sub, Inc. and LifeLock, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by LifeLock with the SEC on January 17, 2016).